EXHIBIT 10.02

This exhibit is an English translation of a foreign language document. The Company hereby agrees to furnish to the SEC, upon request, a copy of the foreign language document.

Freedom Finance Joint Stock Company

November 29, 2024 City of Almaty

ORDER No. 11/29-12-L/S

On termination of the employment agreement with Zhumagulov A.B.

RESOLVED:
1.To terminate on November 29, 2024 the employment agreement with Aidos Bolatovich Zhumagulov, Advisor of the Department of Development and International Cooperation, in accordance with paragraph 5) of Article 49 of the Labor Code of the Republic of Kazakhstan, on the initiative of the employee.
2.The Department of Accounting shall pay compensation for unused paid labor leave in the amount of 155 (one hundred fifty-five) calendar days for the period from April 15, 2019 to November 29, 2024.
3.I reserve control over the execution of this order.

Ground: application of Aidos Bolatovich Zhumagulov.

Acting Director of HR Department of
Freedom Finance Joint Stock Company
Turmagambetova M.A. /signed/
Turmagambetova M.A.
(seal)

I am familiarized with the order:

November 29, 2024 /signed/ Zhumagulov A. B.

The order was prepared by:
Specialist of HR Accounting of the HR Department
Oksykbaeva N.S.